                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                                  Common Stock
--------------------------------------------------------------------------------
1)   Title of each class of securities to which transaction applies:

                                   21,815,371
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:


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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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4)   Proposed maximum aggregate value of transaction:


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5)   Total fee paid:

     [_] Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                 TELKONET, INC.
                               902-A COMMERCE ROAD
                            ANNAPOLIS, MARYLAND 21401
                                 ---------------



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FRIDAY JUNE 8, 2001



To the Stockholders:

     The 2001 Annual Meeting of Stockholders of Telkonet, Inc. will be held at the Hampton Inn & Suites, 124 Womack Drive, Annapolis, Maryland 21401 on Friday, June 8, 2001 at 2:00 P.M. local time for the following purposes:

     1. To elect four directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

     2. To ratify the appointment of independent accountants for 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, stockholders are urged to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible.


                                             By order of the Board of Directors,


                                             /s/ Robert P. Crabb
                                             -------------------
                                             Robert P. Crabb
                                             Secretary


Dated: April 20th, 2001


YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                 TELKONET, INC.


                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Telkonet, Inc. for use at the Company's 2001 Annual Meeting of Stockholders, to be held at the Hampton Inn & Suites, 124 Womack Drive, Annapolis, Maryland 21401 on Friday, June 8, 2001 at 2:00 P.M. local time, and at any adjournment of the Annual Meeting. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 are first being sent to stockholders on or about May 9, 2001.

     The solicitation of proxies is made by and on behalf of the Company's Board of Directors. The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company or its affiliates may solicit proxies by telephone or facsimile.

     At the close of business on April 20, 2001, the Company had outstanding 21,815,371 shares of common stock, par value $0.001 per share. Each stockholder is entitled to one vote per share of the Company's common stock registered in such stockholder's name on the books of the Company as of the close of business on April 20, 2001.

     Any duly executed proxy received prior to the closing of the polls during the Annual Meeting will be voted in the manner specified on the proxy. If no direction is indicated on a proxy, it will be voted to elect as directors the nominees listed in this Proxy Statement. A proxy given pursuant to this solicitation may be revoked by a stockholder of record at any time before it is voted either by delivering a written notice of revocation bearing a date later than the proxy or a subsequent, duly-executed proxy relating to the same shares to the Secretary of the Company or by voting in person at the Annual Meeting. Materials intended for the Secretary of the Company should be mailed to the Company at 902A Commerce Road, Annapolis, Maryland 21401. The Company's telephone number is (410) 897-5900.

                          ITEM 1. ELECTION OF DIRECTORS

     The Company's bylaws establish the number of directors at not less than three members. Pursuant to the bylaws, the Board of Directors may increase the number of directors to as many as nine or decrease the number of members of the Board of Directors. The Board of Directors has established the number of directors at four. At the Annual Meeting, the shares represented by properly executed proxies, unless otherwise specified, will be voted for the election of the four nominees named herein, each to serve until the next annual meeting and until his successor is duly elected and qualified.

     If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The following information is furnished concerning each nominee for election as a director.


                     THE BOARD OF DIRECTORS RECOMMENDS THAT
               STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE.


NOMINEES FOR ELECTION AT THE ANNUAL MEETING

       DIRECTOR NAME          AGE   POSITION WITH THE COMPANY     SINCE
       -------------          ---   -------------------------     -----

      L. Peter Larson         51   President and CEO, Director     2000

      David Grimes            63   Chairman of the Board and       2000

      Stephen Sadle           55   Chief Technical Officer
                                   Exec.Vice President & COO
                                   Director                        2000

      A. Hugo DeCesaris       42   Director                        2001

L. PETER LARSON, PRESIDENT & Chief Executive Officer has an extensive background in engineering and finance. After completing his BSEE and MS in Operations Research at Rensselaer Polytechnic, he began his career with General Dynamics Corporation. During his 20+-year career at GD, Larson served in various executive positions including Vice President and Controller of their international Services Company and Senior Vice President for Finance and CFO for the Cessna Aircraft Company. While at Cessna he developed their European and South American financing programs. Larson served as COO of Integrated Communications System Networks, Inc. from 1995 to 1997, and was most recently a consultant in several start-up and turn-around assignments for clients in electronics manufacturing, software, Internet application development and telecommunications, including CFO of Telepad Corporation and Financial advisor to The Windermere Group.

DAVID W. GRIMES, CHAIRMAN, is a co-founder of the company. From 1963-1982 Grimes was the Senior Executive with NASA for the Delta Program, heading the $200 Million per annum program. From 1982-1989 he was Founder and CEO of Transpace Carriers Inc., a venture to commercialize the delta launch vehicle. From 1989-1992 he was the Engineering Division Director at EER Inc., of Seabrook Maryland with responsibility for over 100 engineers and technicians on electrical mechanical and thermal tasks for Goddard Space Flight Center. From 1992-1999, Chief Engineer for Final Analysis, Inc. and led the design and development of the Low Earth Orbit constellation of 38 satellites for use in global store and forward communications. Grimes is a recognized expert in space and ground communications systems and brings this expertise to bear on the implementation of the hybrid telephony and high speed Internet technology.

STEPHEN L. SADLE, CHIEF OPERATING OFFICER, is a co-founder of the company. From 1970-1986 Sadle was president of a successful infrastructure construction and development company in the Washington D.C. metro area and was awarded Small Businessman of the Year in 1980.1986-1999 He was Vice President of Business Development and Sales for The Driggs Corporation, a major heavy and infrastructure firm interfacing with both government and the private sectors.1999-2000 Sadle was Vice President and General Sales Manager of Internos, a provider of web based vertical intranet applications and developed operating extranets in the transportation and construction industries. He brings significant management, contracting and entrepreneurial skills to the company.

ROBERT P. CRABB, CORPORATE SECRETARY, is the President and Managing Director of Susquehanna Development L.L.C. a marketing consulting firm. Mr. Crabb's services to the Company as a consultant include marketing and public company administration. He has over 30 years of sales, marketing and public and private corporate management experience including a career of sales management with MetLife. He is also the Corporate Secretary of Medical Advisory Systems, Inc.

A. HUGO DECESARIS, DIRECTOR, HAS over 24 years experience in the homebuilding industry with Washington Homes, Inc. where he served as Vice President and a member of the Board of Directors. In January of 2001, Washington Homes, Inc. became a wholly owned subsidiary of K. Hovnanian Enterprises, Inc. and is now one of the top ten homebuilders in the nation. Mr. DeCesaris is currently the Regional Vice President for the Maryland Division of Washington Homes, Inc., President and Owner of Southern Maryland's largest Marina in California, Maryland and is a member of the Board of directors of MNCBIA Volume Builders Council.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year ended December 31, 2000, the Board of Directors held
(4) four regular meetings, which all directors attended.

DIRECTORS' COMPENSATION

     The Company reimburses non-management directors for costs and expenses in connection with their attendance and participation at Board of Directors meetings and for other travel expenses incurred on the Company's behalf. The Company compensates each non-management Director $250.00 for each meeting of the Board of Directors.

EXECUTIVE OFFICERS

L. Peter Larson, President and Chief Executive Officer
Stephen Sadle, Executive Vice President and Chief Operating Officer Robert P. Crabb, Corporate Secretary
David Grimes, Chief Technical Officer

                     ITEM 2. RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS


     The Board of Directors has appointed Stefanou & Company as the Company's independent public accountants for 2001. Although ratification by stockholders is not required, the Board of Directors requests that stockholders ratify this appointment. If ratification is not obtained, the Board will reconsider this appointment. The Company has been advised that representatives of Stefanou & Company will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and respond to appropriate questions.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                             VOTE FOR THIS PROPOSAL.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matter that may be presented for action at the Annual Meeting. If any other matter comes before the Annual Meeting, the persons named in the enclosed proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

                                  VOTE REQUIRED

     The Company's bylaws provide that the holders of a majority of the outstanding shares of the Company, present in person or by proxy, will constitute a quorum, and that the affirmative vote of a majority of the shares represented at the Annual Meeting and constituting a quorum is required for approval of any proposal brought before the Annual Meeting, unless a greater proportion or number of votes is required by law or by the Company's certificate of incorporation or bylaws. The election of directors will require the affirmative vote of a majority of the shares present at the Annual Meeting and constituting a quorum. For purposes of determining whether the proposal has received a majority vote, abstentions will be included in the vote total and will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners of the Company's common stock who have not returned a proxy, those shares will not be included in the vote totals and will have no effect on the outcome of the vote.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

a) Beneficial owners of five percent (5%) or greater, of the Company's common stock: No preferred stock is outstanding at the date of this offering. The following sets forth information with respect to ownership by holders of more than five percent (5%) of the Registrant's common stock known by the Registrant based upon 21,815,371 shares outstanding at December 31, 2000.

                                                                     AMOUNT OF
TITLE OF CLASS        NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL INTEREST        PERCENT OF CLASS
--------------        ------------------------------------           -------------------        ----------------
Common                David Grimes, 1621 John Ross Lane,                     5,131,917           21.3%
                      Crownsville MD

                      Stephen Sadle, 1200 John Ross Court,                   5,922,694           24.6%
                      Crownsville, MD

                      Donald Erat, 13700 Canal Vista Court,                  2,861,347           11.9%
                      Potomac, MD

                      L. Peter Larson, 125 SpaView Ave, Annapolis,           1,705,285             7.1%
                      MD

                      Ron Pickett, 2321 Ocean Point Drive,                   2,658,964           11.0%
                      Wilmington, NC

                      FERST for St. Mary's Inc.                              1,958,549             8.1%
                      P.O. Box 167 Mechanicsville, MD

b) The following sets forth information with respect to the Company's common stock beneficially owned by each Executive Officer and Director and by all Directors and Executive Officers as a group, at December 31, 2000.

                                                                             AMOUNT BENEFICIAL
TITLE OF CLASS     NAME AND ADDRESS OF BENEFICIAL OWNER                      INTEREST OF CLASS         PERCENT
--------------     ------------------------------------                      -----------------         -------
Common             David Grimes, 1621 John Ross Lane, Crownsville MD           5,131,917 (1)            21.3%

                   Stephen Sadle, 1200 John Ross Court, Crownsville, MD        5,922,694 (2)            24.6%

                   Robert P Crabb, 583 Lombard Rd. Rising Sun, MD                379,793 (3)             1.6%

                   L. Peter Larson, 125 SpaView Ave, Annapolis, MD             1,705,285 (4)             7.1%

                   A. Hugo DeCesaris 1802 Bright Seat Road
                   Landover, Maryland 20785                                    1,000,000 (5)             4.5%

                                      All Directors and Executive Officers    14,139,689                59.1%

(1) Includes 160,000 options to purchase common stock at $1.00 per share that vest ratably over four years beginning October 16, 2000.
(2) Includes 200,000 options to purchase common stock at $1.00 per share that vest ratably over four years beginning October 16, 2000.
(3) Includes 100,000 options to purchase common stock at $1.00 per share that vest ratably over four years beginning October 16, 2000. Security interest is held by Susquehanna Development, L.L.C. the marketing consulting company in which Mr. Crabb is the President and Managing Director.
(4) Includes 200,000 options to purchase common stock at $1.00 per share that vest ratably over four years beginning October 16, 2000.
(5) On March 9, 2001 Telkonet entered into an Option Agreement with Mr. DeCesaris whereby Mr. DeCesaris provided his personal financial guarantee for a Telkonet business loan from First Mariner Bank in the form of a $250,000 letter of credit. Mr. DeCesaris' Option Agreement provides for the exercise of 4 warrants for each $1.00 of the Letter of Credit at the exercise price of $.50 per share over a period of seven years from the date of the Agreement.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 2000 for each of the three highest paid persons who are officers or directors of the Company.

(a)        Cash Compensation.

Compensation paid by the Company for all services provided up to December 31, 2000 to each of its executive officers.

                                            SUMMARY COMPENSATION TABLE OF EXECUTIVES
                                        Annual Compensation                           Long Term Compensation
                                        -------------------                           ----------------------
(a)                            (b)      (c)         (d)                (e)           (f)            (g)                   (h)
Name and Principal Position    Year     Salary      Bonus Annual       Other Awards  Restricted     Underlying/Options   LTIP or
                               ($)                  Compensation ($)                 Stock          Securities           other

L. Peter Larson, C.E.O.        2000     $76,747                                                     200,000
David Grimes,  C.T.O.          2000     $60,918                                                     160,000
Stephen Sadle,  C.O.O.         2000     $76,747                                                     200,000
Robert P Crabb, Secy.          2000     $ 0                                                         100,000
-----------------------

STOCK OPTION EXERCISES

     The following table summarizes information relating to stock option exercises during 2000 and the number and value of unexercised stock options.

                     AGGREGATE OPTION EXERCISES IN 2000 AND
                      OPTION VALUES AS OF DECEMBER 31, 2000
                                                                       NUMBER OF                         VALUE OF UNEXERCISED
                                                                SECURITIES UNDERLYING                        IN-THE-MONEY
                                                                UNEXERCISED OPTIONS AT                        OPTIONS AT
                                                                   DECEMBER 31, 2000                     DECEMBER 31, 2000 (1)
                                                      ------------------------------------------  --------------------------------
                           SHARES
                          ACQUIRED
                             ON             VALUE
          NAME            EXERCISE        REALIZED         EXERCISABLE          UNEXERCISABLE         EXERCISABLE    UNEXERCISABLE
--------------------   --------------  -------------  -------------------  ---------------------  ----------------  ---------------
L. Peter Larson               0              0                    0               200,000         $             0         $100,000
David Grimes                  0              0                    0               160,000         $             0         $ 80,000
Stephen Sadle                 0              0                    0               200,000         $             0         $100,000
Robert P. Crabb               0              0                    0               100,000         $             0         $ 50,000


(1) On December 31, 2000 there was no active market for the stock. Based on the trading history of the stock, management estimates the fair market value of the stock as of the date of the proxy statement to be $1.50 per share.


    EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL


ARRANGEMENTS

     The Company has employment agreements with L. Peter Larson and Stephen Sadle. Under the stock option plans established by the Company, stock options are periodically granted to employees at the discretion of the Board of Directors. Executives of the Company are eligible to receive stock option grants, based upon individual performance and the performance of the Company as a whole.

     Mr. Larson is employed pursuant to an employment agreement for a 3-year term that commenced June 19, 2000 and provides for an annual salary of $ 130,000 and bonuses and benefits based upon the Company's internal policies.

     Mr. Sadle is employed pursuant to an employment agreement for a 3-year term that commenced June 19,2000 and provides for an annual salary of $ 130,000 and bonuses and benefits based upon the Company's internal policies.


AUDIT FEES

     The aggregate fees billed to the Company by its accountants for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-QSB for the periods ending March 31, 2000, June 30, 2000 and September 31, 2000, respectively, were $ 22,800.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the fiscal year ended December 31, 2000, the Company's accountants did not engage in the direct or indirect operation or supervision of the Company's information system or manage the Company's local area network, the design or implementation of a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements.

ALL OTHER FEES

     The Company's accountant did not render any services other than the audit of the Company's financial statements and review of the financial statements contained in the Company's Forms 10-QSB for the fiscal year ended December 31, 2000.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Exchange Act, the Company's directors, executive officers and any person holding 10.0% or more of its common stock are required to report their beneficial ownership and any changes therein to the United States Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report herein any failure to file such reports by those due dates. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2000, its executive officers, directors and greater than 10.0% beneficial owners complied with all applicable Section 16(a) reporting requirements.

                                OTHER INFORMATION

     Brokers and other persons holding the Company's common stock in their names, or in the names of a nominee, will be requested to forward this Proxy Statement and the accompanying materials to the beneficial owners of the common stock and to obtain proxies, and the Company will defray reasonable expenses incurred in forwarding such material.

     The Company's Annual Report to Stockholders, including audited financial statements and schedules, accompanies this Proxy Statement.

                              STOCKHOLDER PROPOSALS

     Stockholders may submit written proposals to be considered for stockholder action at the Company's 2002 Annual Meeting of Stockholders. To be eligible for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting, stockholder proposals must be received by the Company by December 7, 2001 and must otherwise comply with applicable Securities and Exchange Commission regulations. Stockholder proposals should be addressed to the Company at its principal place of business, attention: Secretary.


                                             By order of the Board of Directors,

                                             /s/ Robert P. Crabb
                                             -------------------
                                             Robert P. Crabb
                                             Secretary

                                 TELKONET, INC.
PROXY                         902A Commerce Road
                            Annapolis, Maryland 21401


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELKONET, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8TH, 2001 AND ANY ADJOURNMENT OT POSTPONEMENT THEREOF.

The undersigned, being a stockholder of TELKONET, INC., hereby authorizes Robert
P. Crabb and Stephen Sadle, and each of them, with the full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of TELKONET, INC. to be held at the Hampton Inn & Suites, 124 Womack Drive, Annapolis, Maryland 21401 on June 8th, 2001 at 2:00 P.M., local time, and at any adjournment or postponement thereof, with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised.

Shares of the Common Stock of TELKONET, INC. will be voted as specified. If no specification is made, shares will be voted FOR the nominees for director, FOR ratification of the appointment of the independent accountants and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter, which may properly come before the Meeting.

1.  ELECTION OF DIRECTORS

Nominees:    L. Peter Larson    David Grimes    Stephen Sadle    Hugo DeCesaris
[ ]  FOR all nominees                         [ ]  WITHHELD as to all nominees
[ ]  FOR, except vote withheld from the following nominee(s): _________________

2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

[ ]  FOR            [ ]  AGAINST                [ ]  ABSTAIN

3.  ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

[ ]  FOR            [ ]  AGAINST                [ ]  ABSTAIN

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Telkonet, Inc. called for June 8, 2001, and a Proxy Statement for the Meeting prior the signing of this proxy.


DATED:  ____________, 2001       ______________________________________________
                                 PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS(S)
                                 ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE
                                 CAPACITY, PLEASE GIVE TITLE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.